Exhibit 99.(p)(6)

9/22/04

DELPHI MANAGEMENT, INC.

CODE OF ETHICS

STATEMENT OF GENERAL PRINCIPLES

Delphi Management, Inc. (the “Company”) is an investment adviser to certain individuals, employee benefit plans, trust accounts, charitable institutions, investment companies and other corporations and business entities (collectively, “Clients”).  In accordance with Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Company has established this Code of Ethics (this “Code”) to require the Portfolio Manager, Investment Personnel and other Access Persons(1) to comply with applicable federal securities laws and to (1) at all times place the interests of the Clients first, (2) conduct all personal securities transactions in a manner that is consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the individual’s position of trust and responsibility, and (3) adhere to the fundamental standard that the Company’s personnel should not take inappropriate advantage of their positions.

GOVERNING STANDARDS

This Code shall be governed by Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Portfolio Manager and each Investment Personnel and Access Person shall not, in connection with such person’s purchase or sale, directly or indirectly, of a security “held or to be acquired” by any Client:

(1)                                  Employ any device, scheme or artifice to defraud the Client;

(2)                                  Make any untrue statement of a material fact to the Client or omit to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances under which they are made, not misleading;

(1)  The “Portfolio Manager”, which initially is Scott M. Black, has the sole responsibility and authority to make decisions about Client investments, while “Investment Personnel” include the analysts and traders who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager’s decisions.  Access Persons include (A) all directors and officers of the Company, and (B) all employees of the Company who (1) have access to nonpublic information regarding any Client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Client Fund, or (2) are involved in making securities recommendations to clients, or who have access to recommendations that are nonpublic.  The Portfolio Manager and all Investment Personnel are included within the term Access Persons.  Unless otherwise so advised, each employee of the Company  is deemed to be an Access Person.

(3)                                  Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Client; or

(4)                                  Engage in any manipulative practice with respect to the Client.

Without limiting the foregoing, all employees of the Company shall keep confidential all investment decisions and purchase and sale activities of the Company on behalf of its Clients, with the exception of providing pertinent information to the executing broker, custodian or Client.

A security is deemed to be “held or to be acquired” by a Client if, within the most recent 15 days, it (1) is or has been held by the Client, or (2) is being or has been considered by the Client, or by the Company, for purchase by the Client.  A purchase or sale includes, inter alia, any option to purchase or sell.

SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

Initial Public Offerings

The Portfolio Manager, Investment Personnel and other Access Persons shall be prohibited from acquiring any securities in an initial public offering that is defined as a hot issue by the NASD.

Blackout Period

The Portfolio Manager, Investment Personnel and other Access Persons shall be prohibited from executing a securities transaction in a security while a Client has a pending “buy” or “sell” order in the same security until 48 hours after that order is executed or withdrawn.

Preclearance

The Portfolio Manager, Investment Personnel and other Access Persons shall be required to obtain written preclearance of all transactions in any “Covered Securities” as defined on page 4 of this Code (including securities offered in an initial public offering which is not a hot issue as defined by the NASD or in a private placement) in which the person has, or by reason of the transaction will acquire, any direct or indirect beneficial ownership(2) (“Personal Securities”) from the Chief Compliance Officer of the Company (the “CCO”).  The CCO initially shall be Scott M. Black, the President of the Company.  The Compliance Officer shall have his Reports reviewed by a person designated by Delphi.

(2)  Beneficial ownership of a security is determined in the same manner as it would be for the purpose of Section 16 of the Securities Exchange Act of 1934, as amended, except that such determination shall apply to all securities that a person has or acquires.  Generally, a person should be considered to be the beneficial owner of securities held by such person’s spouse, minor children or relative who shares such person’s home, or by other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, such person obtains from such securities benefits substantially similar to those of ownership.  Such person should also be considered to be the beneficial owner of securities if such person can vest or revest title in such person now or in the future.

Broker Confirmations and Statements

The Portfolio Manager, Investment Personnel and other Access Persons shall be required to provide, or to direct their brokers to provide, to the CCO duplicate copies of (1) broker confirmations of all Personal Securities transactions and (2) period statements for all securities accounts maintained by or for such persons by such brokers.

Gifts

The Portfolio Manager, Investment Personnel and other Access Persons shall be permitted to accept, from third parties that do business with or on behalf of a Client, gifts (other than securities and cash or cash equivalents such as checks, travelers or gift checks) that do not exceed $100 in total value per third party per year.  Gift certificates shall be acceptable provided they are only redeemable for merchandise or services rather than cash.  Gifts that are of a promotional nature and of a nominal value (e.g., branded coffee mugs, T-shirts, or golf balls) also may be accepted, and shall not be counted against the $100 limit, as long as the items display the third party’s logo or other similar third-party branding.

In addition, it shall be permissible to accept an occasional meal, ticket to a sporting event or the theater, or other comparable entertainment from a third party.  However, these benefits must not be so frequent or so extensive as to raise any question of propriety.  If a representative of the third party attends the meal or event, the value of the meal or ticket shall not count against the $100 annual limit.  Any other guests should be limited to household members.

Service as a Director

The Portfolio Manager, Investment Personnel and other Access Persons shall be prohibited from serving on the board of directors of a publicly traded company without the prior authorization from the CCO.

COMPLIANCE PROCEDURES

In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by the Portfolio Manager, Investment Personnel and other Access Persons:

(1)                                  The CCO shall notify the Portfolio Manager, all Investment Personnel and all other Access Persons of the reporting requirements set forth in this Code, and shall, from time to time as deemed advisable by the CCO, circulate periodic reminders of such reporting requirements.  The CCO shall deliver a copy of this Code and any amendments thereto to each person listed above, and shall obtain from each such person a written acknowledgment of his/her receipt of the Code and any amendment.

(2)                                  The Portfolio Manager, each Investment Personnel and each other Access Person shall submit to the CCO, on an annual basis, an Annual Certification of

Compliance with this Code as prescribed in Exhibit A.  The annual certification shall be filed with the CCO within thirty (30) calendar days after the calendar year-end.

(3)                                  The Portfolio Manager, each Investment Personnel and each other Access Person shall submit to the CCO, and the CCO shall submit to the CCO’s Compliance Officer within ten (10) days after commencement of employment or if later within forty-five (45) days of becoming a Portfolio Manager, Investment Personnel or other Access Person, an Initial Personal Securities Holding Report.  The Initial Personal Holdings Securities Report shall be in the form prescribed in Exhibit B and shall contain the following information:

(a)                                  The title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security in which such person has any direct or indirect beneficial ownership (i.e., each Personal Security);

(b)                                 The name of any broker, dealer or bank with which such person maintains an account in which any securities are held for such person’s direct or indirect benefit; and

(c)                                  The date such person submits the report.

“Covered Security” means all securities as defined in Section 2(a)(36) of the Investment Company Act, except that it shall not include (i) direct obligations of the government of the United States, (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end investment companies registered under the Investment Company Act other than open-end investment companies for which the Company acts as an investment adviser or subadviser.

(4)                                  The Portfolio Manager, each Investment Personnel and each other Access Person shall submit to the CCO, on an annual basis, Personal Securities Holding Reports in the form prescribed in Exhibit C and containing information comparable to the Initial Personal Securities Holding Report, as to Covered Securities and security accounts in which such person had a direct or indirect beneficial ownership as of the end of each calendar year.  The Annual Report shall be filed with the CCO within thirty (30) calendar days after each calendar year-end.

(5)                                  The Portfolio Manager, each Investment Personnel and each other Access Person shall submit to the CCO, on a quarterly basis, Quarterly Personal Securities Transaction Reports with respect to any transaction during the quarter in which such person had any direct or indirect beneficial ownership (i.e., constitutes a Personal Security).  Each Quarterly Personal Securities Transaction Report shall include the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), the number of shares, and principal amount of each Covered Security involved, the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the security at which the transaction was effected, the name of the broker, dealer or bank with or through which the transaction was effected, and the date such person submits the Quarterly Personal Securities Transaction Report.  Such Quarterly Personal Securities Transaction Report shall be filed with the CCO within ten (10) calendar days after the end of each calendar quarter.  Such Quarterly reports need not contain information contained in broker trade confirmations or account statements received by the CCO no later than ten (10) days after the end of the applicable calendar quarter.

In addition, each Quarterly Personal Securities Transaction Report shall indicate, with respect to any account established during the quarter by the Portfolio Manager, Investment Personnel or other Access Person in which any Personal Securities were held during that quarter (a) the name of the broker, dealer or bank with whom the individual established the account and (b) the date the account was established.

The Quarterly Personal Securities Transaction Report shall be in the form prescribed in Exhibit D.

(6)                                  The Portfolio Manager, each Investment Personnel and each other Access Person shall submit to the CCO a request for preclearance in the form prescribed in Exhibit E for all proposed transactions involving Covered Securities.  All decisions regarding the preclearance of all such securities transactions for the Portfolio Manager, Investment Personnel and other Access Persons shall be made by the CCO.

(7)                                  The Company shall maintain a written record of any decision, and the reasons supporting the decision, to approve the acquisition by the Portfolio Manager, any Investment Personnel or other Access Person of any security issued in an initial public offering or a private placement.

(8)                                  The Portfolio Manager, each Investment Personnel and each other Access Person shall promptly report to the CCO any apparent violation of this Code.

(9)                                  The CCO shall review all reports submitted pursuant to this Code by Access Persons.  Such review shall be conducted to ensure compliance with the Company’s policies, including the policies contained in this Code, in the Company’s Insider Trading Policy, or elsewhere in the Company’s Compliance and Procedures Manual, as well as compliance with all applicable regulatory requirements and the Company’s fiduciary duty to its Clients.  The CCO shall annually report to the Board:

(a)                                  Promptly following the deadline for receipt of Annual Personal Securities Holding Reports or Quarterly Personal Securities Transaction Reports, the results of the CCO’s review of such reports;

(b)                                 Any apparent violation of the reporting requirements;

(c)                                  A written certification that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code; and

(d)                                 Any other information set forth in Rule 17j-1(c)(2)(ii) of the Investment Company Act.

(10)                            The Board shall consider reports made to it and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed.  The Board shall review the operation of this Code at least annually or as dictated by changes in applicable law or regulation.

SANCTIONS

Upon discovering that an Access Person has not complied with the requirements of this Code, the CCO shall submit findings to the Board.  The Board may impose on that Access Person whatever sanctions it deems appropriate, including, among other things, disgorgement of profits, revenue, suspension or termination of employment.

RECORD KEEPING

The CCO shall maintain the records required by Rule 17j1(f)(1) of the Investment Company Act in an easily accessible place, including the following documents:

(1)                                  A copy of each code of ethics for the Company that is in effect (i.e., this Code), or at any time within the preceding six years was in effect;

(2)                                  A record of any violation of this Code, and any action taken as a result of the violation, to be maintained for at least six years after the end of the fiscal year in which the violation occurs;

(3)                                  A copy of each report, including any information provided in lieu of a report, made by an Access Person pursuant to this Code, to be maintained for at least six years after the end of the fiscal year in which the report is made or the information is provided;

(4)                                  A record of all persons, currently or within the past six (6) years, who are or were required to make reports pursuant to this Code, or who are or were responsible for reviewing such reports; and

(5)                                  A copy of each report made to the Board by the CCO pursuant to this Code, to be maintained for at least six (6) years after the end of the fiscal year in which the report is made.

In addition, the CCO shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities in an initial public offering or in a private placement for at least six years after the end of the fiscal year in which the approval is granted.

CONFIDENTIALITY

All information obtained from any Access Person pursuant to this Code shall be kept in strict confidence, except that such information may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

AMENDMENTS TO THE CODE OF ETHICS

The CCO may recommend to the Company that changes be made to this Code.  Any changes to this Code must be approved by the Board within six months of such change.

Adopted Effective September 22, 2004.

Exhibit A

DELPHI MANAGEMENT, INC.

CODE OF ETHICS

ANNUAL CERTIFICATION OF COMPLIANCE

Underlined terms have the meaning assigned to them in Delphi Management Inc.’s Code of Ethics, as amended from time to time.

As a Portfolio Manager, Investment Personnel or other Access Person I certify that I have received, read, understand, and acknowledge the Code of Ethics.  I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all Personal Securities holdings and/or transactions involving Covered Securities required to be reported by the Code from and after the effective date of the Code or, if later, the date I became a Portfolio Manager, Investment Personnel or other Access Person.

Signature

Print Name

Dated:

Exhibit B

DELPHI MANAGEMENT, INC.

CODE OF ETHICS

INITIAL PERSONAL SECURITIES HOLDINGS REPORT

Underlined terms have the meaning assigned to them in Delphi Management Inc.’s Code of Ethics, dated September 20, 2004.

To Scott M. Black as Chief Compliance Officer:

As a Portfolio Manager, Investment Personnel or other Access Person I am disclosing the following information regarding my Personal Securities holdings to comply with the Code of Ethics.

1.                                       As of the date I became employed by Delphi Management, Inc., or if later, as of                                        , 2004 (in either case the “Start Date”), all my Personal Securities which are Covered Securities (including name of security, number of shares or principal amount) are set forth on the attachments to this Initial Report.

2.                                       As of the Start Date there is attached to this Initial Report the name, address and contact person for each broker, dealer or bank with whom I maintain an account in which any securities are held for my direct or indirect benefit.

Signature

Print Name

Dated:

Exhibit C

DELPHI MANAGEMENT, INC.

CODE OF ETHICS

PERSONAL SECURITIES HOLDINGS REPORT

For the Calendar Year Ending December 31,       .

Underlined terms have the meaning assigned to them in Delphi Management Inc.’s Code of Ethics, dated September 20, 2004.

To Scott M. Black:

As a Portfolio Manager, Investment Personnel or other Access Person, I am disclosing the following information regarding my Personal Securities holdings involving Covered Securities to comply with the Code of Ethics.

Check Box 1 or 2, as applicable.

1.                          I certify that I have no Personal Securities holdings that require reporting for the year ending December 31,       .

2.                          I certify that the Quarterly Reports of Securities Transactions which I have previously submitted are accurate and complete for the year ending December 31,       .

3.                                       As of December 31,              all my Personal Securities which are Covered Securities (including name of security, number of shares or principal amount) as of that date are set forth on the attachments to this Annual Report.

4.                                       As of December 31,            there is attached to this Annual Report the name, address and contact person for each broker, dealer or bank with whom I maintain an account in which any securities are held for my direct or indirect benefit.

Signature

Print Name

Dated:

Exhibit D

DELPHI MANAGEMENT, INC.
QUARTERLY REPORT OF PERSONAL SECURITY TRANSACTIONS

Month & Year:	Name:

Transaction Date	Transaction Type*	Security Name**	#Shares/Principal Amount	Price	Broker

*  Buy, sell or other type of acquisition or disposition.

**  Include, if applicable, the exchange ticker symbol or CUSIP number and/or the interest rate and maturity date.

Instructions:  Please report every transaction in which you buy, sell, acquire or dispose of a Covered Security in which you have any direct or indirect beneficial ownership.  Copies of brokerage statements or broker’s confirmations will be accepted if attached to this signed Report.  If you have executed no transactions, please write “None” and submit this Report.

If you establish during the quarter any account in which securities are held during the quarter for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account and the date the account was established.

Please submit this report within ten (10) calendar days after the end of each calendar quarter to Scott M. Black, as Chief Compliance Officer (“CCO”).

Date:	Signature:

Print name:

Exhibit E

DELPHI MANAGEMENT, INC.
CODE OF ETHICS
PRECLEARANCE OF SECURITIES TRANSACTION FORM

PLEASE NOTE THAT THIS PRECLEARANCE IS VALID ONLY FOR THE DATE SET FORTH UNDER THE AUTHORIZATION BLOCK ON PAGE 3.

(1)	Name of employee requesting authorization

(2)	If different from #1, name of the account where the trade will occur:

(3)	Relationship of (2) to (1):

(4)	Name of the firm at which the account is held:

(5)	Name of Security:

(6)	Maximum number of shares or units to be purchased or sold or principal amount of debt security:

(7)	Check those that are applicable:

        Purchase             Sale             Market Order             Limit Order (Price of Limit Order:       )

If the answer to any of the following questions is made by checking the answer in Column I, the Chief Compliance Officer (the “CCO”) may have to reject the proposed transaction:

		COLUMN I	COLUMN II
(8)	Do you possess material nonpublic information regarding the security or the issuer of the security?(1)	Yes	No

(9)

To your knowledge, are the securities or “equivalent securities” (i.e., securities issued by the same entity as the issuer of a security, and all derivative instruments, such as options and warrants) held by any investment companies or other accounts managed by Delphi Management, Inc. (the “Company”)

		Yes	No

(1) Please note that employees are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuer of the security.

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(10)

To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent security by any Company client, including but not limited to any investment company managed by the Company?

		Yes	No

(11)	To your knowledge, are the securities or equivalent securities being considered for purchase or sale by one or more investment companies or other accounts managed by the Company?	Yes	No

(12)	Are the securities being acquired in an initial public offering?(2)	Yes	No

(13)	Are the securities being acquired in a private placement?(3)	Yes	No

(14)

To your knowledge, has any account managed by the Company (including for an investment company) purchased or sold, or had outstanding an unexecuted order to purchase or sell, these securities or equivalent securities within the past 48 hours or do you expect the account to purchase or sell, or to place an order to purchase or sell, these securities or equivalent securities within 48 hours of your purchase or sale?

		Yes	No

I have read Delphi Management, Inc.’s Code of Ethics and its Insider Trading Policy within the prior 12 months and believe that the proposed trade fully complies with the requirements of each.  I acknowledge that the authorization granted pursuant to this form is valid only on the date on which the authorization is granted (as set forth on the “Authorized by” signature block).

Employee Signature

Print Name

Date Submitted

Authorized by:

Date:

(2) Please note that Portfolio Managers, Investment Personnel and other Access Persons (as defined in the Company’s Code of Ethics) are not permitted to acquire securities in an initial public offering for their own related accounts.

(3) Please note that generally acquisitions of securities in a private placement are discouraged and may be denied.

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